CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1/A of our report included herein dated January 29, 2010 (except Note 19, March 30, 2010) , with respect to the consolidated balance sheets of China Intelligent Lighting and Electronics, Inc. and subsidiaries as of December 31, 2008 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the two year period ended December 31, 2008. We also consent to the reference of our Firm’s name under the caption “Experts” in such Registration Statement and related prospectus.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: June 7, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1/A of our report included herein dated January 29, 2010 (except Note 19, March 30, 2010) with respect to the condensed Parent only balance sheets of China Intelligent Lighting and Electronics, Inc. as of December 31, 2008 and the related condensed Parent only statements of operations and cash flows for the year ended December 31, 2008 and the period October 11, 2007 (inception) to December 31, 2007 included in Footnote 20 to the Consolidated Financial Statements of China Intelligent Lighting and Electronics, Inc. and Subsidiaries.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: June 7, 2010